[INNOVO GROUP INC. LETTERHEAD]





      Innovo Group Completes Sale of Private Label Business

Innovo Group Announces Results of Annual Meeting of Stockholders


LOS ANGELES, May 16, 2006 - Innovo Group Inc. (NASDAQ: INNO) announced today that it has completed the sale of the assets of its private label apparel division. In addition, the Company announced the results from its annual stockholders' meeting held on May 12, 2006. The voting results of the annual meeting are as follows:

   -- A majority of the shares outstanding voted in person or by proxy in favor of the proposal to approve the sale of the assets of the Company's private label apparel division to Cygne Designs, Inc. (NASDAQ: CYDS). A total of approximately 20.3 million shares voted in favor of this proposal.

   --A majority of the shares present in person or by proxy voted in favor of the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending November 25, 2006.

   --The seven director nominees who received the highest number of votes for election to the Company's Board of Directors were:
   Samuel  Furrow, Samuel J. Furrow, Jr., Marc Crossman,  Kelly
   Hoffman, Suhail Rizvi, Kent Savage, and Tom O'Riordan.

   --A total of approximately 32 million shares of the Company's common stock were represented by proxy at the annual meeting, which reflected approximately 96% of the total shares outstanding as of the April 12, 2006 record date.

  The Company also announced that immediately following the annual meeting of stockholders, at the annual meeting of the Board of Directors, the newly elected Board voted unanimously to re-elect Sam Furrow as Chairman.

  Marc Crossman, Chief Executive Officer and director, stated, "We are extremely pleased with the results of our 2006 annual stockholders' meeting, and are further pleased with the number of stockholders who voted for the proposals presented at the annual meeting. In particular, the approval of the sale of the private label division represents an important step toward carrying out our strategic objectives which we have previously announced, namely to focus on our core asset, Joe's Jeansr and our Joe'sr branded products. After obtaining the approval of our stockholders, we were able to close this transaction effective May 12, 2006."

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  Crossman  further  added,  "We  are  also  pleased  to  receive approval of our slate of directors and the ratification of Ernst & Young as our independent registered public accounting firm. We believe that the continuity of our current Board and its composition will assist management in carrying out our strategic objectives."

About Innovo Group Inc.

Innovo Group Inc., through its operating subsidiaries Innovo Azteca Apparel, Inc. and Joe's Jeans, Inc., is a sales and marketing organization designing and selling apparel products to the retail and premium markets. The Company's apparel products consist of men's and women's denim and denim-related apparel products, including, high-end denim jeans and knit shirts featuring Joe's(r) and Joe's Jeans(r) branded products. More information is available at the company web site at www.innovogroup.com.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words "intend," "believe," "estimate, "project," "expect" or similar expressions. Forward looking statements in this press release include, without limitation, our ability to achieve our strategic objectives of focusing on our Joe's Jeansr branded products. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: uncertainty regarding the effect or outcome of the Company's decision to explore strategic alternatives; continued acceptance of the Company's products in the marketplace, particularly acceptance and near-term sales of the Company's brands such as Joe'sr; successful implementation of its strategic plan; the extension or refinancing of its existing bank facility and the restrictions any such extension or refinancing could place on the company; the ability to obtain new financing from other financing sources; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; dependence upon third-party vendors; a possible oversupply of denim in the marketplace; and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Contact:
Innovo Group, Inc.
Shane Whalen
323-278-6764

Integrated Corporate Relations
Investors: Brendon Frey
Media: John Flanagan
203-682-8200

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